News Release

INVESTOR AND MEDIA CONTACT:

George R. Kirkland

Senior Vice President and Treasurer

Phone: (229) 873-3830

investorinfo@sgfc.com

For Immediate Release

Southwest Georgia Financial Corporation Reports Fourth Quarter and 2013 Results

MOULTRIE, GEORGIA, January 22, 2014 -- Southwest Georgia Financial Corporation (the “Corporation”) (NYSE MKT: SGB), a full-service community bank holding company, today reported its results of operations for the fourth quarter and year ended December 31, 2013.

Fourth Quarter and Year-End Income Highlights

•	Net income was $982 thousand in the 2013 fourth quarter, or $0.39 per diluted share, compared with $642 thousand, or $0.25 per diluted share, in the fourth quarter of 2012.
•	For the year ended December 31, 2013, net income was $2.8 million, or $1.09 per diluted share, a 43.0% increase when compared with $1.9 million, or $0.76 per diluted share, for the same period in the prior year. Earnings growth was driven by higher net interest income resulting from continued loan growth.
•	Year-to-date and quarter-to-date net income were affected by a $736 thousand (for the year) decrease in commercial mortgage banking revenue. Partially offsetting the decrease was a fourth quarter gain on sale of holdings of Fannie Mae preferred stock.

Balance Sheet Trends and Asset Quality

•	Total assets at December 31, 2013 were $373.9 million, an increase of 7.7%, or $26.7 million from December 31, 2012.
•	Total loans increased $14.6 million, or 7.1%, to $218.7 million compared with the same period last year. The growth in loans was funded by increases in noninterest-bearing and money market deposits.
•	Total deposits grew $18.7 million to $310.4 million at December 31, 2013, an increase of 6.4% from the end of 2012.
•	Our non-performing asset ratio was 0.36% at December 31, 2013, a 17 basis point improvement when compared with 0.53% at the end of 2012.

Capital Management

•	The Company has a Total Risk-Based Capital Ratio of 15.44% and a Leverage Capital Ratio of 8.73%, both measurably above the federal “well capitalized” standard.
•	Return on equity increased to 12.50% compared with 8.68% in the fourth quarter of 2012. For the year, return on equity increased to 9.02% from 6.62% for 2012.
•	Tangible book value per share at December 31, 2013, was $12.29, up from $11.60 at the end of 2012.

DeWitt Drew, President and CEO commented, “The driver of our growth has been increases in noninterest-bearing accounts. The majority of these funds are employed in short-term investments with the Federal Reserve earning very little interest in the current environment and also creating very little credit risk. Strong asset quality metrics, improved earnings performance, and the nature of our growth allow us to remain confident in the quality of our capital.”

-MORE-

Dividends

In December 2013, the Corporation paid a fourth quarter cash dividend of $0.08 per common share. The Corporation paid dividends of $0.20 per common share in 2013 compared with $0.16 per common share in 2012. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 85 consecutive years.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $373 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, and branch offices located in Baker County, Thomas County, Worth County, and Lowndes County. In addition to conventional banking services, the bank provides investment planning and management, trust management, mortgage banking, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which is located in Colquitt County. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Company’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some risks and other factors that could cause the Company’s actual results to differ materially from such statements, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

-MORE-

SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Audited)
	December 31,	December 31,	December 31,
	2013	2012	2011
ASSETS
Cash and due from banks	$7,074	$8,646	$6,552
Interest-bearing deposits in banks	28,296	27,935	14,498
Certificates of deposit in other banks	3,430	3,920	980
Investment securities available for sale	36,461	21,672	28,641
Investment securities held to maturity	59,624	59,863	52,339
Federal Home Loan Bank stock, at cost	1,721	1,448	1,787
Loans, less unearned income and discount	218,688	204,137	181,302
Allowance for loan losses	(3,078)	(2,845)	(3,100)
Net loans	215,610	201,292	178,202
Premises and equipment	10,336	10,149	9,942
Foreclosed assets, net	406	1,690	2,358
Intangible assets	111	327	547
Bank owned life insurance	4,980	4,767	4,593
Other assets	5,846	5,472	5,211
Total assets	$373,895	$347,181	$305,650
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
NOW accounts	$23,088	$28,881	$29,841
Money market	89,934	77,133	45,638
Savings	28,792	25,988	24,367
Certificates of deposit $100,000 and over	36,956	36,591	32,629
Other time accounts	49,836	55,098	59,950
Total interest-bearing deposits	228,606	223,691	192,425
Noninterest-bearing deposits	81,829	68,071	56,486
Total deposits	310,435	291,762	248,911

Other borrowings	11,800	2,000	2,000
Long-term debt	17,200	20,000	22,000
Accounts payable and accrued liabilities	3,040	3,544	4,188
Total liabilities	342,475	317,306	277,099
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	31,701	31,701	31,701
Retained earnings	22,927	20,664	19,133
Accumulated other comprehensive income	(1,388)	(670)	(463)
Total	57,534	55,989	54,665
Treasury stock - at cost (**)	(26,114)	(26,114)	(26,114)
Total shareholders' equity	31,420	29,875	28,551
Total liabilities and shareholders' equity	$373,895	$347,181	$305,650

-MORE-

SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2013*	2012*	2013*	2012
Interest income:
Interest and fees on loans	$3,162	$3,052	$12,219	$11,455
Interest and dividend on securities available for sale	178	151	673	711
Interest on securities held to maturity	357	359	1,435	1,456
Dividends on Federal Home Loan Bank stock	12	11	39	33
Interest on deposits in banks	16	18	66	60
Interest on certificates of deposit in other banks	10	7	43	19
Total interest income	3,735	3,598	14,475	13,734

Interest expense:
Interest on deposits	213	269	882	1,111
Interest on other borrowings	98	14	295	54
Interest on long-term debt	111	177	486	733
Total interest expense	422	460	1,663	1,898
Net interest income	3,313	3,138	12,812	11,836
Provision for loan losses	105	130	420	445
Net interest income after provision for losses on loans	3,208	3,008	12,392	11,391

Noninterest income:
Service charges on deposit accounts	354	322	1,278	1,242
Income from trust services	63	53	228	205
Income from retail brokerage services	83	100	338	382
Income from insurance services	349	305	1,328	1,280
Income from mortgage banking services	238	318	940	1,676
Provision for foreclosed property losses	0	(95)	0	(320)
Net gain (loss) on the sale or disposition of assets	0	104	(68)	24
Net gain on the sale of securities	312	0	312	338
Other income	175	164	735	698
Total noninterest income	1,574	1,271	5,091	5,525

Noninterest expense:
Salary and employee benefits	2,164	1,986	8,455	8,717
Occupancy expense	252	265	1,025	1,006
Equipment expense	218	256	902	940
Data processing expense	271	241	1,097	1,082
Amortization of intangible assets	54	54	216	220
Other operating expense	638	667	2,651	2,631
Total noninterest expense	3,597	3,469	14,346	14,596

Income before income tax expense	1,185	810	3,137	2,320
Provision for income taxes	203	167	365	381
Net income	$982	$642	$2,772	$1,939

Net income per share, basic	$0.39	$0.25	$1.09	$0.76
Net income per share, diluted	$0.39	$0.25	$1.09	$0.76
Dividends paid per share	$0.08	$0.04	$0.20	$0.16
Basic weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837
Diluted weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837

-MORE-

SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At December 31	2013	2012

Assets	$373,895	$347,181
Loans, less unearned income & discount	$218,688	$204,137
Deposits	$310,435	$291,762
Shareholders' equity	$31,420	$29,875

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Performance Data & Ratios
Net income	$982	$643	$2,772	$1,939
Earnings per share, basic	$0.39	$0.25	$1.09	$0.76
Earnings per share, diluted	$0.39	$0.25	$1.09	$0.76
Dividends paid per share	$0.08	$0.04	$0.20	$0.16
Return on assets	1.05%	0.75%	0.76%	0.60%
Return on equity	12.50%	8.68%	9.02%	6.62%
Net interest margin (tax equivalent)	4.02%	4.23%	4.02%	4.22%
Dividend payout ratio	20.75%	15.86%	18.38%	21.02%
Efficiency ratio	70.91%	75.79%	77.00%	81.15%

Asset Quality Data & Ratios
Total nonperforming loans	$913	$25	$913	$25
Total nonperforming assets	$1,363	$1,849	$1,363	$1,849
Net loan charge offs	$127	$30	$187	$700
Reserve for loan losses to total loans	1.41%	1.39%	1.41%	1.39%
Nonperforming loans/total loans	0.42%	0.01%	0.42%	0.01%
Nonperforming assets/total assets	0.36%	0.53%	0.36%	0.53%
Net charge offs / average loans	0.23%	0.06%	0.09%	0.36%

Capital Ratios
Average common equity to average total assets	8.39%	8.68%	8.41%	8.99%
Tier 1 capital ratio	14.17%	14.31%	14.17%	14.31%
Tier 1 leverage ratio	8.73%	8.85%	8.73%	8.85%
Total risk based capital ratio	15.44%	15.56%	15.44%	15.56%
Book value per share	$12.33	$11.73	$12.33	$11.73
Tangible book value per share	$12.29	$11.60	$12.29	$11.60

Quarterly	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Averages	2013	2013	2013	2013	2012

Assets	$374,542	$366,206	$359,767	$362,225	$341,418
Loans, less unearned income & discount	$222,723	$221,767	$212,274	$203,106	$203,871
Deposits	$310,406	$304,131	$303,995	$306,934	$285,965
Equity	$31,436	$30,639	$30,723	$30,186	$29,624
Return on assets	1.05%	0.71%	0.64%	0.62%	0.75%
Return on equity	12.50%	8.49%	7.47%	7.50%	8.68%
Net income	$982	$651	$574	$566	$643
Net income per share, basic	$0.39	$0.25	$0.23	$0.22	$0.25
Net income per share, diluted	$0.39	$0.25	$0.23	$0.22	$0.25
Dividends paid per share	$0.08	$0.04	$0.04	$0.04	$0.04

-END-